_________________________________________________________________
_________________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8-K/A

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 1998

                      MAIN STREET BANCORP, INC.

     (Exact name of registrant as specified in its charter)

        Pennsylvania                                 23-2444807
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

601 Penn Street, Reading, Pennsylvania                  19601
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (610) 685-1400

                               N/A
 (Former name or former address, if changed since last report.)

_________________________________________________________________
_________________________________________________________________

ITEM 7.

          (a) Registrant is the corporation resulting from the consolidation of Heritage Bancorp, Inc. and BCB Financial Services Corporation. On May 15, 1998, the registrant filed a current report on form 8-K reporting completion of the consolidation. Filed herewith are the supplemental audited consolidated balance sheets of the registrant as of December 31, 1997 and 1996 and the related supplemental audited consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. Also filed herewith are supplemental unaudited consolidated balance sheets as of March 31, 1998 and 1997 and the related supplemental unaudited consolidated statements of income, stockholders' equity and cash flows for the periods then ended.

          (b) The registrant is the result of a consolidation accounted for as a pooling of interests. Therefore, in accordance with generally accepted accounting principles, prior periods are presented in item 7(a) above as if the combining companies had been consolidated for all periods presented. Accordingly, pro forma financial statements for the registrant are omitted because such statements would be identical to the supplemental financial statements of the registrant presented pursuant to item 7(a).

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MAIN STREET BANCORP, INC.

Dated:  June 25, 1998

                              By/s/Nelson R. Oswald

                                   Nelson R. Oswald
                                   Chairman and
                                   Chief Executive Officer

                          EXHIBIT INDEX

Exhibit Number
     23.1      Consent of Beard & Company, Inc.
     27.1      Financial Data Schedule
     99.1      Financial Statements


_______________  <PAGE 4>